November 23, 2011

Board of Directors

New Leaf Brands, Inc.

1 Dewolf Road, Suite 208

Old Tappan, NJ 07675

Please accept this letter as my resignation from my post as Chief Financial Officer, Secretary and Treasurer of New Leaf Brands, Inc, effective November 30th, 2011.

As always, I am here to assist the company in any way possible and hope it will be successful in all of its current and future endeavors.

/s/ David T.R. Tsiang